Exhibit 99.1

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 1st QUARTER 2015 RESULTS

●	GAAP net loss of $476.5 million, $0.52 loss per common share
●	Core earnings of $254.1 million, $0.25 earnings per common share
●	Common stock book value of $12.88, leverage of 4.8:1, economic leverage of 5.7:1
●	Diversification strategy advancing – commercial asset growth of 15%, now representing 13% of equity
●	Repositioned Agency portfolio into TBA contracts, shorter maturity securities and initiated investment in GSE Credit Risk Transfer bonds

New York, New York–May 6, 2015–Annaly Capital Management, Inc. (NYSE: NLY) today announced its financial results for the quarter ended March 31, 2015.

Financial Performance

The Company reported a GAAP net loss for the quarter ended March 31, 2015 of $476.5 million, or $0.52 loss per average common share, compared to a GAAP net loss of $658.3 million, or $0.71 loss per average common share, for the quarter ended December 31, 2014, and a GAAP net loss of $203.4 million, or $0.23 loss per average common share, for the quarter ended March 31, 2014. The smaller loss for the quarter ended March 31, 2015 compared to the quarter ended December 31, 2014 was due to changes in realized and unrealized losses on our interest rate swaps. The larger loss for the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014 was primarily attributable to realized losses on termination of interest rate swaps in the current quarter.

Core earnings for the quarter ended March 31, 2015 was $254.1 million, or $0.25 per average common share, compared to $298.9 million, or $0.30 per average common share, for the quarter ended December 31, 2014, and $239.7 million, or $0.23 per average common share, for the quarter ended March 31, 2014. Core earnings declined during the quarter ended March 31, 2015 due to higher amortization expense on Investment Securities, a result of lower interest rates and faster model prepayment expectations. Core earnings were also impacted by portfolio actions that included the disposal of $14.9 billion of Investment Securities which resulted in lower coupon income. The sales generated $62.3 million of realized gains which, as noted below, are excluded from core earnings. "Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, and certain other non-recurring gains or losses, and inclusive of dollar roll income (a component of Net gains (losses) on trading assets).

As part of a series of portfolio actions executed during the quarter, and further described below, the Company entered into to-be-announced (“TBA”) dollar roll transactions that generate dollar roll income. Dollar roll, or “drop”, income is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Dollar roll income represents the equivalent of interest income on the underlying security less an implied cost of financing.

Net interest margin, inclusive of TBA dollar rolls, for the quarters ended March 31, 2015, December 31, 2014 and March 31, 2014 was 1.26%, 1.56% and 1.32%, respectively. Net interest margin represents the sum of the Company’s annualized economic net interest income, inclusive of interest expense on interest rate swaps, plus TBA dollar roll income divided by the sum of its average interest-earning assets plus average outstanding TBA contract balances.  For the quarter ended March 31, 2015, the average yield on interest earning assets was 2.47% and the average cost of interest bearing liabilities, including interest expense on interest rate swaps, was 1.64%, which resulted in a net interest spread of 0.83%.  Our average yield on interest earning assets declined for quarter ended March 31, 2015 when compared to the quarters ended December 31, 2014 and March 31, 2014 as a result of higher amortization expense in the current quarter resulting from faster prepayment speeds. Our average cost of interest bearing liabilities decreased for the quarter ended March 31, 2015 when compared to the quarter ended December 31, 2014 due to lower interest rate swap and repo balances. Our average cost of interest bearing liabilities decreased for the quarter ended March 31, 2015 when compared to the quarter ended March 31, 2014 due to significantly lower interest rate swap and swaption notional balances as a percentage of repurchase agreements.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “We, along with the rest of the markets, are patiently waiting for the Federal Reserve to adjust policy accommodation sometime this year.   We fully expect increases in volatility and look forward to the opportunities it will bring.   We are proud of our ability to continue to deliver attractive relative returns in this zero-interest rate bound world.”

Kevin Keyes, President of Annaly, added “We remain prepared to be opportunistic during this time of heightened volatility.  Influenced by our history and demonstrated performance over the longer term, our disposition toward risk management and capital allocation is to maintain a consistent, thoughtful approach through market cycles focusing on the production of stable and durable earnings over time.”

Asset Portfolio

During the quarter ended March 31, 2015, the Company executed a series of portfolio actions based upon a view of relative value given macro-environmental conditions. The actions included (i) the disposal of Investment Securities, which included the rotation out of certain types of Agency mortgage-backed securities while adding to other shorter maturity Agency mortgage-backed securities, (ii) commencement of purchases of Agency Credit-Risk Transfer (“CRT”) securities and (iii) execution of TBA dollar roll transactions. The Company disposals were comprised primarily of 30 year Agency mortgage-backed securities while adding to its holdings of 15 year Agency mortgage-backed securities. The Company purchased $108.3 million of Agency CRT securities. Investment Securities, which are comprised of Agency mortgage-backed securities, Agency debentures and Agency CRT securities were $70.5 billion at March 31, 2015, compared to $82.9 billion at December 31, 2014 and $77.8 billion at March 31, 2014.

The Company’s Investment Securities portfolio at March 31, 2015 was comprised of 94% fixed-rate assets with the remainder constituting adjustable- or floating-rate investments.  During the quarter ended March 31, 2015, the Company disposed of $14.9 billion of Investment Securities, resulting in a realized gain of $62.3 million.  During the quarter ended December 31, 2014, the Company disposed of $7.3 billion of Investment Securities, resulting in a realized gain of $3.2 million.  During the quarter ended March 31, 2014, the Company disposed of $5.0 billion of Investment Securities, resulting in a realized gain of $80.7 million.

At March 31, 2015 the Company had outstanding $13.8 billion in notional balances of TBA derivative positions. Realized and unrealized losses on TBA derivatives are recorded in Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). The following table summarizes certain characteristics of the Company’s TBA derivatives at March 31, 2015:

Purchase and sale contracts for derivative TBAs	Notional	Implied Cost Basis	Implied Market Value	Net Carrying Value
	(dollars in thousands)
Purchase contracts	$13,750,000	$14,279,766	$14,392,695	$112,929
Sale contracts	-	-	-	-
Net TBA derivatives	$13,750,000	$14,279,766	$14,392,695	$112,929

The weighted average experienced constant prepayment rate on our Agency mortgage-backed securities for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014, was 9%, 8% and 6%, respectively. The Company uses a third-party model to project prepayment speeds for purposes of determining amortization of related premiums and discounts on Investment Securities. Changes to model assumptions, including interest rates and other market data, as well as periodic revisions to the model may cause changes in the results. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014, was $284.8 million, $198.0 million, and $119.0 million, respectively.  The total net premium balance on Investment Securities at March 31, 2015, December 31, 2014, and March 31, 2014, was $4.7 billion, $5.3 billion, and $5.1 billion, respectively. The weighted average amortized cost basis of the Company’s non-interest-only Investment Securities at March 31, 2015, December 31, 2014, and March 31, 2014, was 105.1%, 105.3%, and 105.3%, respectively. The weighted average amortized cost basis of the Company’s interest-only Investment Securities at March 31, 2015, December 31, 2014, and March 31, 2014, was 15.7%, 15.4%, and 14.7%, respectively.

The Company’s commercial investment portfolio consists of commercial real estate investments and corporate debt. Commercial real estate debt and preferred equity, including securitized loans of consolidated variable interest entities (“VIEs”), as further described below, totaled $3.0 billion and investments in commercial real estate totaled $207.2 million at March 31, 2015. Commercial real estate debt and preferred equity, including securitized loans of consolidated VIEs, totaled $1.5 billion and investments in commercial real estate totaled $210.0 million at December 31, 2014.  The commercial investment portfolio, net of financing, represented 13% and 11% of stockholders’ equity at March 31, 2015 and December 31, 2014, respectively. The weighted average yield on commercial real estate debt and preferred equity as of March 31, 2015, December 31, 2014, and March 31, 2014, was 8.75%, 9.00% and 9.13%, respectively. The weighted average levered equity yield on investments in commercial real estate, excluding real estate held-for-sale, as of March 31, 2015, December 31, 2014, and March 31, 2014, was 13.09%, 13.95% and 10.80%, respectively.

During the quarter, the Company acquired the junior most tranche totaling $102 million issued by the Freddie Mac K-Series and the Company was required to consolidate $1.4 billion of assets and $1.3 billion of liabilities of the issuing trust as of March 31, 2015. The Company also acquired AAA rated commercial mortgage-backed securities totaling $145.0 million during the quarter. During the quarter, the Company acquired $63.0 million of corporate debt, increasing the size of its portfolio to $227.8 million at March 31, 2014, compared to $166.4 million at December 31, 2014. At March 31, 2015, the commercial investment portfolio, net of financing, represented 13% of total equity.

Capital and Funding

At March 31, 2015, total stockholders’ equity was $13.1 billion. Leverage at March 31, 2015, December 31, 2014, and March 31, 2014, was 4.8:1, 5.4:1 and 5:2:1, respectively.  For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.  Economic leverage, which also considers other forms of financing, was 5.7:1 at March 31, 2015. Economic leverage is computed as the sum of debt, TBA derivative notional outstanding and net forward purchases of Investment Securities divided by total equity. At March 31, 2015, December 31, 2014, and March 31, 2014, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives), was 14.1%, 15.1%, and 15.2%, respectively.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014 of (14.41%), (19.91%), and (6.52%), respectively. On a core earnings basis, the Company provided an annualized return on average equity for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014, of 7.68%, 9.04%, and 7.68%, respectively.

At March 31, 2015, December 31, 2014, and March 31, 2014 the Company had outstanding $60.5 billion, $71.4 billion, and $64.5 billion of repurchase agreements, respectively, with weighted average remaining maturities of 149 days, 141 days, and 187 days, respectively, and with weighted average borrowing rates of 1.74%, 1.62%, and 2.43%, respectively, after giving effect to the Company’s interest rate swaps.

At March 31, 2015, December 31, 2014, and March 31, 2014, the Company had a common stock book value per share of $12.88, $13.10 and $12.30, respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements by maturity at March 31, 2015:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$23,738,473	0.47%
30 to 59 days	7,326,177	0.40%
60 to 89 days	9,534,614	0.40%
90 to 119 days	4,677,222	0.50%
Over 120 days(1)	15,200,892	1.45%
Total	$60,477,378	0.70%

(1)	Approximately 18% of the total repurchase agreements have a remaining maturity over 1 year.

Hedge Portfolio

At March 31, 2015, the Company had outstanding interest rate swaps with a net notional amount of $28.1 billion and interest rate swaptions with a net notional amount of $1.0 billion, representing 48% of the Company’s repurchase agreements. Interest rate swaps and swaptions represented 47% of the Company’s repurchase agreements at December 31, 2014 and 94% of the Company’s repurchase agreements at March 31, 2014.  Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds.  Since the Company generally pays a fixed rate and receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a cost of financing.  As of March 31, 2015, the swap portfolio, excluding forward starting swaps, had a weighted average pay rate of 2.37%, a weighted average receive rate of 0.35% and weighted average maturity of 8.09 years.

Changes in the unrealized gains or losses on the interest rate swaptions are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss).  The interest rate swaptions provide the Company with the option to enter into an interest rate swap agreement for a specified notional amount, duration, and pay and receive rates.  As of March 31, 2015, the long swaption portfolio had a weighted average pay rate of 2.61% and weighted average expiration of 2.15 months. As of March 31, 2015, there were no short swaption positions.

The following table summarizes certain characteristics of the Company’s interest rate swaps at March 31, 2015:

Maturity	Current Notional (1)	Weighted Average Pay Rate (2) (3)	Weighted Average Receive Rate (2)	Weighted Average Years to Maturity (2)
(dollars in thousands)
0 - 3 years	$2,852,488	1.78%	0.18%	2.45
3 - 6 years	10,463,000	1.85%	0.41%	4.99
6 - 10 years	11,110,100	2.60%	0.37%	8.64
Greater than 10 years	3,634,400	3.70%	0.22%	20.12
Total / Weighted Average	$28,059,988	2.37%	0.35%	8.09

(1)	Notional amount includes $3.0 billion in forward starting pay fixed swaps.
(2)	Excludes forward starting swaps.
(3)	Weighted average fixed rate on forward starting pay fixed swaps was 1.88%.

The following table summarizes certain characteristics of the Company’s interest rate swaptions at March 31, 2015:

	Current Underlying Notional	Weighted Average Underlying Pay Rate	Weighted Average Underlying Receive Rate	Weighted Average Underlying Years to Maturity	Weighted Average Months to Expiration
	(dollars in thousands)
Long	$1,000,000	2.61%	3M LIBOR	8.19	2.15

The Company enters into U.S. Treasury and Eurodollar futures contracts to hedge a portion of its interest rate risk. The following table summarizes outstanding futures positions as of March 31, 2015:

	Notional - Long Positions	Notional - Short Positions	Weighted Average Years to Maturity
	(dollars in thousands)
2-year swap equivalent Eurodollar contracts	$-	$(3,000,000)	2.00
U.S. Treasury futures - 5 year	-	(2,000,000)	4.36
U.S. Treasury futures - 10 year and greater	-	(1,800,000)	7.43
Total	$-	$(6,800,000)	4.13

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014:

	March 31, 2015	December 31, 2014	March 31, 2014
Portfolio Related Metrics:
Fixed-rate Investment Securities as a percentage of total Investment Securities	94%	95%	93%
Adjustable-rate and floating-rate Investment Securities as a percentage of total Investment Securities	6%	5%	7%
Weighted average yield on commercial real estate debt and preferred equity at period-end	8.75%	9.00%	9.13%
Weighted average net equity yield on investments in commercial real estate at period-end (1)	13.09%	13.95%	10.80%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	149	141	187
Notional amount of interest rate swaps and swaptions as a percentage of repurchase agreements	48%	47%	94%
Weighted average pay rate on interest rate swaps at period-end (2)	2.37%	2.49%	2.16%
Weighted average receive rate on interest rate swaps at period-end (2)	0.35%	0.22%	0.19%
Weighted average net rate on interest rate swaps at period-end (2)	2.02%	2.27%	1.97%
Leverage at period-end (3)	4.8:1	5.4:1	5.2:1
Economic leverage at period-end (4)	5.7:1	5.4:1	5.2:1
Capital ratio at period end	14.1%	15.1%	15.2%

Performance Related Metrics:
Net interest margin (5)	1.26%	1.56%	1.32%
Average yield on interest earning assets (6)	2.47%	2.98%	3.21%
Average cost of interest bearing liabilities (7)	1.64%	1.69%	2.31%
Net interest spread	0.83%	1.29%	0.90%
Annualized return (loss) on average equity	(14.41%)	(19.91%)	(6.52%)
Annualized Core return on average equity	7.68%	9.04%	7.68%
Common dividend declared during the quarter	$0.30	$0.30	$0.30
Book value per common share	$12.88	$13.10	$12.30

(1)	Excludes real estate held-for-sale.
(2)	Excludes forward starting swaps.
(3)	Debt consists of repurchase agreements, Convertible Senior Notes, securitized debt, loan participation and mortgages payable. Securitized debt, loan participation and mortgages payable are non-recourse to the Company.
(4)	Computed as the sum of debt, TBA derivative notional outstanding and net forward purchases of Investment Securities divided by total equity.
(5)	Represents the sum of the Company’s annualized economic net interest income, inclusive of interest expense on interest rate swaps, plus dollar roll income divided by the sum of its average interest-earning assets plus average outstanding TBA derivative balances.
(6)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(7)	Includes interest expense on interest rate swaps.

The following table presents a reconciliation between GAAP net income and Core earnings for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014:

	For the quarters ended
	March 31, 2015	December 31, 2014	March 31, 2014
	(dollars in thousands)
GAAP net income (loss)	$(476,499)	$(658,272)	$(203,351)
Less:
Realized (gains) losses on termination of interest rate swaps	226,462	-	6,842
Unrealized (gains) losses on interest rate swaps	466,202	873,468	348,942
Net (gains) losses on disposal of investments	(62,356)	(3,420)	(79,710)
Net (gains) losses on trading assets	6,906	57,454	146,228
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	33,546	29,520	20,793
GAAP net (income) loss attributable to noncontrolling interest	90	196	-
Plus:
TBA dollar roll income (1)	59,731	-	-
Core earnings	$254,082	$298,946	$239,744

GAAP net income (loss) per average common share	$(0.52)	$(0.71)	$(0.23)
Core earnings per average common share	$0.25	$0.30	$0.23

(1)	Represents a component of Net gains (losses) on trading assets.

The following table presents the components of the Company’s interest income and interest expense for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014:

	For the quarters ended
	March 31,	December 31,	March 31,
	2015	2014	2014
	(dollars in thousands)

Interest income:
Investment Securities	$478,239	$606,746	$614,419
Commercial investment portfolio(1)	40,336	40,913	39,486
U.S. Treasury securities	-	-	1,329
Securities loaned	-	-	114
Reverse repurchase agreements	539	429	500
Other	58	56	53
Total interest income	519,172	648,144	655,901
Interest expense:
Repurchase agreements	102,748	107,540	103,131
Convertible Senior Notes	23,627	25,701	18,897
U.S. Treasury securities sold, not yet purchased	-	-	1,076
Securities borrowed	-	-	95
Securitized debt of consolidated VIEs	2,882	1,106	1,611
Participation sold	159	165	161
Other	4	-	-
Total interest expense	129,420	134,512	124,971
Net interest income	$389,752	$513,632	$530,930

(1)	Consists of commercial real estate debt and preferred equity and corporate debt.

Dividend Declarations

Common dividends declared for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014 were $0.30, $0.30, and $0.30 per common share, respectively.  The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2015, based on the March 31, 2015 closing price of $10.40, was 11.54%, compared to 11.10% for the quarter ended December 31, 2014, and 10.94% for the quarter ended March 31, 2014.

Other Information

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

Conference Call

The Company will hold the first quarter 2015 earnings conference call on May 7, 2015 at 10:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 6656065.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10064724. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with the businesses of our subsidiaries, including the investment advisory business of a wholly-owned subsidiary and the broker-dealer business of a wholly-owned subsidiary. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014(1)	2014	2014	2014
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$1,920,326	$1,741,244	$1,178,621	$1,320,666	$924,197
Reverse repurchase agreements	100,000	100,000	-	-	444,375
Securities borrowed	-	-	-	-	513,500
Investments, at fair value:
Agency mortgage-backed securities	69,388,001	81,565,256	81,462,387	81,055,337	75,350,388
Agency debentures	995,408	1,368,350	1,334,181	1,348,727	2,408,259
Agency CRT securities	108,337	-	-	-	-
Commercial real estate debt investments (2)	1,515,903	-	-	-	-
Investment in affiliate	141,246	143,045	136,748	143,495	137,647
Commercial real estate debt and preferred equity, held for investment (3)	1,498,406	1,518,165	1,554,958	1,586,169	1,640,206
Investments in commercial real estate	207,209	210,032	73,827	74,355	40,313
Corporate debt, held for investment	227,830	166,464	144,451	151,344	145,394
Receivable for investments sold	2,009,937	1,010,094	855,161	856,983	19,116
Accrued interest and dividends receivable	247,801	278,489	287,231	283,423	276,007
Receivable for investment advisory income	10,268	10,402	8,369	6,380	6,498
Goodwill	94,781	94,781	94,781	94,781	94,781
Interest rate swaps, at fair value	25,908	75,225	198,066	170,604	340,890
Other derivatives, at fair value	113,503	5,499	19,407	7,938	40,105
Other assets	70,813	68,321	39,798	50,743	33,101
Total assets	$78,675,677	$88,355,367	$87,387,986	$87,150,945	$82,414,777

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$60,477,378	$71,361,926	$69,610,722	$70,372,218	$64,543,949
Securities loaned	-	-	7	7	513,510
Payable for investments purchased	5,205	264,984	2,153,789	781,227	1,898,507
Convertible Senior Notes	749,512	845,295	836,625	831,167	827,486
Securitized debt of consolidated VIEs (4)	1,491,829	260,700	260,700	260,700	260,700
Mortgages payable	146,470	146,553	42,635	30,316	19,317
Participation sold	13,589	13,693	13,768	13,866	13,963
Accrued interest payable	155,072	180,501	180,345	157,782	170,644
Dividends payable	284,310	284,293	284,278	284,261	284,247
Interest rate swaps, at fair value	2,025,170	1,608,286	857,658	928,789	1,272,616
Other derivatives, at fair value	61,778	8,027	-	6,533	6,045
Accounts payable and other liabilities	140,774	47,328	36,511	35,160	39,081
Total liabilities	65,551,087	75,021,586	74,277,038	73,702,026	69,850,065

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 947,698,431, 947,643,079, 947,591,766, 947,540,823 and 947,488,945 issued and outstanding, respectively	9,477	9,476	9,476	9,475	9,475
Additional paid-in capital	14,787,117	14,786,509	14,781,308	14,776,302	14,770,553
Accumulated other comprehensive income (loss)	773,999	204,883	(967,820)	(572,256)	(2,088,479)
Accumulated deficit	(3,364,147)	(2,585,436)	(1,625,075)	(1,677,661)	(1,039,896)
Total stockholders’ equity	13,119,505	13,328,491	13,110,948	13,448,919	12,564,712
Noncontrolling interest	5,085	5,290	-	-	-
Total equity	13,124,590	13,333,781	13,110,948	13,448,919	12,564,712
Total liabilities and equity	$78,675,677	$88,355,367	$87,387,986	$87,150,945	$82,414,777

(1)	Derived from the audited consolidated financial statements at December 31, 2014.
(2)	Includes senior securitized commercial mortgage loans of consolidated VIE with a carrying value of $1.4 billion at March 31, 2015.
(3)	Includes senior securitized commercial mortgage loans of consolidated VIE with a carrying value of $361.2 million, $398.6 million, $398.4 million, $398.3 million and $398.1 million, respectively.
(4)	Includes securitized debt of a consolidated VIE carried at fair value of $1.3 billion at March 31, 2015.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Net interest income:
Interest income	$519,172	$648,144	$644,640	$683,962	$655,901
Interest expense	129,420	134,512	127,069	126,107	124,971
Net interest income	389,752	513,632	517,571	557,855	530,930
Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(158,239)	(174,908)	(169,083)	(220,934)	(260,435)
Realized gains (losses) on termination of interest rate swaps	(226,462)	-	-	(772,491)	(6,842)
Unrealized gains (losses) on interest rate swaps	(466,202)	(873,468)	98,593	175,062	(348,942)
Subtotal	(850,903)	(1,048,376)	(70,490)	(818,363)	(616,219)
Investment advisory income	10,464	10,858	8,253	6,109	6,123
Net gains (losses) on disposal of investments	62,356	3,420	4,693	5,893	79,710
Dividend income from affiliate	4,318	4,048	4,048	4,048	13,045
Net gains (losses) on trading assets	(6,906)	(57,454)	4,676	(46,489)	(146,228)
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(33,546)	(29,520)	(37,944)	2,085	(20,793)
Other income (loss)	(1,082)	3,365	(22,249)	4,687	1,460
Subtotal	35,604	(65,283)	(38,523)	(23,667)	(66,683)
Total other income (loss)	(815,299)	(1,113,659)	(109,013)	(842,030)	(682,902)

General and administrative expenses:
Compensation and management fee	38,629	38,734	39,028	39,277	38,521
Other general and administrative expenses	12,309	19,720	12,289	12,912	8,857
Total general and administrative expenses	50,938	58,454	51,317	52,189	47,378
Income (loss) before income taxes	(476,485)	(658,481)	357,241	(336,364)	(199,350)
Income taxes	14	(209)	2,385	(852)	4,001
Net income (loss)	(476,499)	(658,272)	354,856	(335,512)	(203,351)
Net income (loss) attributable to noncontrolling interest	(90)	(196)	-	-	-
Net income (loss) attributable to Annaly	(476,409)	(658,076)	354,856	(335,512)	(203,351)
Dividends on preferred stock	17,992	17,992	17,992	17,992	17,992
Net income (loss) available (related) to common stockholders	$(494,401)	$(676,068)	$336,864	$(353,504)	$(221,343)

Net income (loss) per share available (related) to common stockholders:
Basic	$(0.52)	$(0.71)	$0.36	$(0.37)	$(0.23)
Diluted	$(0.52)	$(0.71)	$0.35	$(0.37)	$(0.23)

Weighted average number of common shares outstanding:
Basic	947,669,831	947,615,793	947,565,432	947,515,127	947,458,813
Diluted	947,669,831	947,615,793	987,315,527	947,515,127	947,458,813

Net income (loss)	$(476,499)	$(658,272)	$354,856	$(335,512)	$(203,351)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	631,472	1,175,864	(390,871)	1,522,126	741,172
Reclassification adjustment for net (gains) losses included in net income (loss)	(62,356)	(3,161)	(4,693)	(5,903)	(80,718)
Other comprehensive income (loss)	569,116	1,172,703	(395,564)	1,516,223	660,454
Comprehensive income (loss)	92,617	514,431	(40,708)	1,180,711	457,103
Comprehensive income (loss) attributable to noncontrolling interest	(90)	(196)	-	-	-
Comprehensive income (loss) attributable to Annaly	$92,707	$514,627	$(40,708)	$1,180,711	$457,103

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income (Loss).